UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	July 31, 2006

Journal Communications, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-31805	20-0020198
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

333 West State Street, Milwaukee, Wisconsin 53203
(Address of principal executive offices, including zip code)

(414) 224-2616
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

        On July 31, 2006, Norlight Telecommunications, Inc. (“Norlight”), the telecommunications subsidiary of Journal Communications, Inc. (the “Company”), entered into a retention agreement (the “Agreement”) with James J. Ditter, Vice President of the Company and President of Norlight.

        The Agreement provides for a payment by Norlight (or a successor entity) in the amount of $800,000 to Mr. Ditter if (i) Norlight terminates him without cause (as defined in the Agreement) before completion of the proposed spin-off (the “Spin-Off”) by the Company of the shares of common stock of Norlight to the Company’s shareholders or the closing of a sale transaction (the sale of all of Norlight’s stock or substantially all of Norlight’s assets), (ii) Mr. Ditter is not engaged after the closing of a sale transaction as an employee, independent contractor, consultant or advisor of the purchaser, (iii) Mr. Ditter accepts an engagement with the purchaser in a sale transaction and, within twelve months after the closing date of that sale transaction, the purchaser terminates his engagement without cause or requires him to permanently relocate to an office located more than 35 miles from Norlight’s current corporate headquarters (and Mr. Ditter resigns rather than accept such relocation) or (iv) the position offered to Mr. Ditter by the purchaser in a sale transaction is not at the same compensation level or does not include substantially the same responsibilities as the position previously held by Mr. Ditter, or if such comparable compensation or responsibilities are substantially reduced by the purchaser within twelve months after the closing date of that sale transaction. In addition, Mr. Ditter will be eligible to receive one year of outplacement services up to a total cost of $15,000 to Norlight following a termination entitling Mr. Ditter to the payment. The Company is a party to the Agreement as a guarantor of certain payment obligations to Mr. Ditter in the event that the purchaser in any sale transaction fails to make such payments.

        To be eligible to receive the retention payment, Mr. Ditter must, among other things, perform such duties and functions as Norlight may require from time to time and use his best efforts to perform such service to promote the best interests of Norlight. Mr. Ditter must also assist in Norlight’s efforts to successfully complete the Spin-Off or close any sale transaction. The retention agreement does not affect Mr. Ditter’s status as an at-will employee.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(10)	Retention Agreement between Norlight Telecommunications, Inc. and James J. Ditter dated July 31, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOURNAL COMMUNICATIONS, INC.
Date: August 1, 2006	By: /s/ Mary Hill Leahy
Mary Hill Leahy
Senior Vice President, General Counsel
and Chief Compliance Officer

JOURNAL COMMUNICATIONS, INC.

EXHIBIT INDEX TO FORM 8-K
Report Dated July 31, 2006

Exhibit No.

(10)	Retention Agreement between Norlight Telecommunications, Inc. and James J. Ditter dated July 31, 2006.